New Jersey Tax Exempt Income Fund, November 30, 2005 semi annual report

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended November 30, 2005, Putnam Management
has assumed $1,036 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

85B Additional Information About Errors and Omissions Policy

While no claims with respect to the Registrant Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant Series.


72DD1		Class A	3,093
		Class B	930

72DD2		Class M	26

73A1		Class A	0.174756
		Class B	0.144472

73A2		Class M	0.160817

74U1		Class A	17,575
		Class B	6,074

74U2		Class M	161

74V1		Class A	9.19
		Class B	9.18

74V2		Class M	9.18